DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4289
(778) 684-5708
Website:  secretaryofstate.biz

Articles of Incorporation
(Pursuant to NRS 78)

Important: Read attached Instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1.  Name of Corporation:  CASINO RATED PLAYERS, INC.

2. Resident Agent Name and Street Address: CORPORATION TRUST COMPANY OF NEVADA, 6100 NEIL RD, STE 500, RENO, NEVADA 89511

3.  Shares (number of shares corporation authorized to issue):
see exhibit "A"
Number of shares with par value:  110,000,000 Par value:$.0001
Number of shares without par value: -0-

4.  Name & Addresses of Board of Directors/Trustees:
    1.  WILLIAM FORHAN, 9553 HARDING AVE, #301, MIAMI BEACH, FL  33154
    2.
    3.

5.  Purpose:  The purpose of the Corporation shall be:  ANY LEGAL PURPOSE

6. Names, Address and Signature of Incorporator: J. BENNETT GROCOCK /s/ 255 S. ORANGE AVE STE 1201, ORLANDO, FL 32801

7. Certificate of Acceptance of Appointment of Resident Agent: I hereby accept appointment as Resident Agent for the above named corporation.
    /s/ PETER F. SOUZA    6/24/04

This form must be accompanied by appropriate fees. See attached fee schedule.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF CASINO RATED PLAYERS, INC.

FILE NUMBER
C18304-2004

FOR THE FILING PERIOD OF JULY 2004 TO JULY 2005

The corporation's duly appointed resident agent in the state of Nevada upon whom process can be served is:

CORPORATION TRUST COMPANY OF NEVADA
6100 NEIL RD, STE. 500
RENO, NV  89511

[ ] CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important:  Read Instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2.  If there are additional directors attach a list of them to this form.

3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.

4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.

5. Return the completed form to Secretary of State 202 North Carson Street, Carson City, NV 89701-4201. (775) 684-5708.

6. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE:  $125.00    LATE PENALTY:  $75.00

CHECK ONLY IF APPLICABLE:

[ ] This corporation is a publicly traded corporation. The Central Index Key number is:

[ ] This publicly traded corporation is not required to have a Central Index Key number.

Name
WILLIAM FORHAN
TITLE(S)
PRESIDENT (OR EQUIVALENT OF)
ADDRESS
9553 HARDING AVE, #301, MIAMI BEACH, FL  33154

NAME
WILLIAM FORHAN
TITLE(S)
SECRETARY (OR EQUIVALENT OF)
ADDRESS
SAME AS ABOVE

NAME
DAVID SCOTT
TITLE(S)
TREASURER (OR EQUIVALENT OF)
NAME
DAVID SCOTT
ADDRESS
SAME AS ABOVE

NAME
TITLE(S)
DIRECT0R

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X  Signature of Officer /s/ William Forhan
Title  Pres.
Date  7/14/04

Nevada Secretary of State Form INITIAL LIST-PROFIT 2003
Revised on 11/12/03

                                  Dean Heller
                           Nevada Secretary of State
                             Corporate Information

Name:  CASINO RATED PLAYERS, INC.
Type:  Corporation
File Number:  C18304-2004
State:  NEVADA
Incorporated On:  July 13, 2004
Status:  Articles Filed
Corp Type:  Regular
Resident Agent:  CORPORATION TRUST COMPANY OF NEVADA (Accepted)
Address:  6100 NEIL ROAD
          STE 500
          RENO   NV   89511-
President:
Address:
Secretary:
Address:
Treasurer:
Address: